Exhibit 10.1
FIRST AMENDMENT
TO
MARTIN MIDSTREAM PARTNERS L.P.
2021 PHANTOM UNIT PLAN

This First Amendment to that certain Martin Midstream Partners L.P. 2021 Phantom Unit Plan (this “Amendment”) is entered into effective as of April 19, 2022.

WHEREAS, the Martin Midstream Partners L.P. 2021 Phantom Unit Plan (the “Plan”), effective as of July 21, 2021, is intended to attract, retain, reward and motivate certain employees and directors of Martin Midstream GP, LLC, a Delaware limited liability partnership (the “Company”), Martin Resource Management Corporation, a Texas corporation (“MRMC”) and their respective Affiliates (collectively, the “Martin Group”) and to strengthen the mutuality of interests between those service providers and other unitholders of the Partnership; and

WHEREAS, the Compensation Committee of the Board of Directors of the Company and the Board of Directors of the Company desire to amend certain terms of the Plan as hereinafter provided.

NOW, THEREFORE, in consideration of the covenants and agreements herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Plan is amended as follows:

1. Capitalized terms used but not defined herein, if any, shall have the meaning given to such terms in the Plan;

2. Section 4 of the Plan shall be deleted in its entirety and replaced as follows:

“4. Phantom Units Available for Grant. The total number of Phantom Units available for grant under the Plan is 5,000,000. Phantom Units that are canceled, forfeited or expired will revert and again become available for grant under the Plan.”

3. Except as expressly amended herein, the terms, covenants and conditions of the Plan shall remain in full force and effect without modification or amendment, and the Company ratifies and reaffirms the same in its entirety.

4. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of laws principles. In the event that the terms and conditions of the Plan conflict or are inconsistent with those of this Amendment, the terms of this Amendment shall govern. The provisions of this Amendment shall be binding upon, and shall inure to the benefit of, the Company and each of its respective representatives, successors and assigns.